Exhibit 10.17

STOCK OPTION GRANT AGREEMENT

As of July 23, 2018

This agreement (the “Grant Agreement”) evidences the Options granted by the Corporation, which was ratified and approved on July 23, 2018, to the undersigned (the “Participant”), pursuant to and subject to the terms of the Stock Option Plan (the “Plan”), which is incorporated herein by reference. The Schedules attached to this Stock Option Grant Agreement will form an integral part of this Stock Option Grant Agreement.

The Corporation hereby grants to the Participant on the Date of Grant such number of Options as set forth in the attached Schedule “A”, as may be amended from time to time, with each Option representing the right to purchase, on the terms provided herein and in the Plan (including, without limitations, the applicable exercise provisions), a Share with an Exercise Price per Share as set forth in the attached Schedule “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.

1.	Interpretation.

(a)	Capitalized terms used herein and not otherwise defined will have the meanings given to them in the Plan.

(b)	Words importing the singular will include the plural and vice versa and words importing any gender include any other gender.

(c)	Unless otherwise specified herein, all references to money amounts are to Canadian currency.

(d)	The words “including” and “includes” mean “including (or includes) without limitation”.

2.	Vesting.

2.1	Options.

Unless earlier terminated, relinquished or expired, Options granted pursuant to this Grant Agreement will vest in accordance with the provisions set forth in the attached Schedule “A” as may be amended from time to time and in accordance with Section 4.3 of the Plan, as applicable.

3.	General Provisions.

3.1	Participation in the Plan.

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan will interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Article 4. thereof (except to the extent that such provisions are varied in accordance with Schedule “A” hereto). The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.

3.2	Representations and Warranties.

Participant must execute this Grant Agreement and agree to be bound by its terms and the terms of the Plan. By doing so, Participant represents and warrants to the Corporation that:

(a)	This Grant Agreement, when executed and delivered, will constitute his or her valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other laws affecting creditors’ rights generally or by equitable principles;

(b)	The Participant is a Sophisticated Investor;

(c)	The Participant is investing in the Corporation for his or her own account, for investment and not with a view to resale or distribution in violation of the U.S. Securities Act or other applicable securities law;

(d)	The Participant has such knowledge and experience in financial and investment matters and in other business matters that he or she is capable of evaluating the merits and risks of an investment in the Corporation;

(e)	The Participant’s financial condition is such that he or she has no need for liquidity with respect his or her investment in the Corporation and no need to dispose of it to satisfy any existing or contemplated undertaking or indebtedness;

(f)	The Participant has a business relationship with the Corporation that is of a nature to make him or her aware of the business and financial circumstances of the Corporation;

(g)	The Participant understands that his or her investment in the Corporation is a speculative investment that involves a high degree of risk of loss (or of never having any value), and acknowledges that he or she has adequate means of providing for his or her current needs and possible contingencies and are financially able to withstand the loss of the entire value of his or her investment in the Corporation (or, again, its never having any value); and

(h)	The Participant understands and acknowledges that the he or she has conducted his or her own investigation of the Corporation; that the Corporation has provided the opportunity to ask questions and receive answers concerning the terms and conditions of the Participant’s investment, and the Participant has had access to such information concerning the Corporation and any other matters as the Participant has considered necessary or appropriate in connection with its investment decision, and any answers to questions and any request for information have been complied with to the Participant’s satisfaction.

3.3	Binding Agreement.

The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement, including the transfer restrictions set forth in the Plan. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.

3.4	Governing Law.

The laws of the Cayman Islands, without giving effect to its conflicts of law principles, govern all matters arising out of or relating to this Plan, including its interpretation, construction, performance and enforcement.

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By acceptance of these Options, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement or continued employment, as the case may be.

Accepted and agreed to this          day of                  ,          .

Corporation:	GALAXY DIGITAL HOLDINGS LTD.

By:
Name:
Title:

Participant:

Signature of Option Holder

Name of Option Holder (Please Print)

Address:

SCHEDULE “A”
OPTION GRANT

Participant:	Christopher Ferraro
Number of Options	2,520,000
Exercise Price:	C$5.00
Date of Grant:	July 23, 2018
Vesting Schedule	25%; March 1, 2019 25%; March 1, 2020 25%; March 1, 2021 25%; March 1, 2022
Expiry Date[1]	July 23, 2023
Type of Option[2]	Non-Qualified Option

[1]	Include here any provisions with respect to the expiry of vested/unvested options that would depart from Section 4.3 of the Plan (i.e., the impact of certain events on the vesting/exercise period, including termination for cause, voluntary resignation, termination other than for cause, termination upon a change of control, and retirement, death or disability).

[2]	Add for U.S. Participants.